Exhibit 99.1

Preliminary and Subject to Completion

BERRY CORPORATION (BRY) 16000 N. DALLAS PKWY., SUITE 500 DALLAS, TEXAS 75248
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [   ], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BRY2025SM

The meeting will be held in a virtual format only. You will not be able to attend the meeting in person. You may vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V80405-TBD KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BERRY CORPORATION (BRY)

The Board of Directors recommends you vote FOR each of the following proposals:	For	Against	Abstain

1.  Proposal 1—The Merger Agreement Proposal: To adopt the Agreement and Plan of Merger, dated September 14, 2025, by and among California Resources Corporation (“CRC”), Dornoch Merger Sub, LLC (“Merger Sub”), and Berry Corporation (bry) (“Berry”) (as it may be amended from time to time), providing for the merger of Merger Sub with and into Berry, with Berry surviving as a direct, wholly-owned subsidiary of CRC (the “Merger”).

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2.  Proposal 2—The Advisory Compensation Proposal: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Berry’s named executive officers that is based on or otherwise relates to the Merger.

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3.  Proposal 3—The Adjournment Proposal: To approve one or more adjournments of the special meeting of the stockholders of Berry, if necessary or appropriate, to permit solicitation of additional votes or proxies if there are not sufficient votes to approve the Merger Agreement Proposal.

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NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus are available at

www.proxyvote.com.

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V80406-TBD

BERRY CORPORATION (BRY)

Special Meeting of Stockholders

[   ], 2025 [   ] AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jenarae N. Garland and Danielle E. Hunter, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Berry Corporation (bry) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [   ] AM ET on [   ], 2025, in virtual format only at www.virtualshareholdermeeting.com/BRY2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side